CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO:      Swiss Medica Inc.

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 22, 2004 included in Swiss Medica Inc.'s (formerly Global Path Inc.) Annual Report on Form 10-KSB for the year ended December 31, 2003, and to all references to our Firm included in this Registration Statement.


                                  /s/ Russell Bedford Stefanou & Mirchandani LLP
                                  ----------------------------------------------
                                      Russell Bedford Stefanou & Mirchandani LLP

McLean, Virginia
April 23, 2004